EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and

Board of Directors Fision Holdings, Inc.

I have audited the accompanying balance sheet of Fision Holdings, Inc. as of December 31, 2014 and 2013 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2014. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fision Holdings, Inc. as of December 31, 2014 and 2013 and results of its operations and its cash flows for each of the two years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

Patrick D. Heyn. CPA, P. A.

Atlantis, Florida

January 4, 2016

1

FISION HOLDINGS, INC.
BALANCE SHEETS

	December 31,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$2,924	$13,068
Accounts receivable, net	55,929	36,679
Total current assets	58,853	49,747

Property and equipment, net	21,630	45,301

Other Assets:
Deposits	6,456	6,456
Total assets	$86,939	$101,504

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$1,282,642	$933,141
Note payable and accrued interest - related party	702,700	468,035
Notes payable	1,707,420	1,276,499
Total current liabilities	3,692,762	2,677,675

Stockholders' Equity:
Preferred Stock, $0.001 Par value, 25,000,000 shares authorized, No shares issued and outstanding	-	-
Common Stock, $0.001 Par value, 50,000,000 shares authorized 19,662,809 and 15,350,309 shares issued and outstanding, respectively	19,663	15,350
Additional paid in capital	4,736,046	2,985,967
Accumulated deficit	(8,361,532)	(5,577,488)
Total stockholders' deficit	(3,605,823)	(2,576,171)
Total liabilities and stockholders' deficit	$86,939	$101,504

The accompanying notes are an integral part of these audited financial statements.

2

FISION HOLDINGS, INC.
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2014	2013

Revenues	699,110	905,961
Cost of sales	138,664	124,688
Gross margin	560,446	781,273

Operating Expenses:
Selling and marketing	1,562,348	748,470
Development and support	437,787	1,269,053
General and administrative	1,062,762	806,151
Total operating expenses	3,062,897	2,823,674

Loss from operations	(2,502,451)	(2,042,401)

Other expense:
Interest expense	(281,593)	(192,220)
Total other expense	(281,593)	(192,220)

Net loss before income taxes	(2,784,044)	(2,234,621)

Provision for income taxes	-	-
Net loss	$(2,784,044)	$(2,234,621)

Net loss per share - basic and diluted	$(0.18)	$(0.16)

Weighted average number of shares outstanding - basic and diluted	15,151,207	14,331,158

The accompanying notes are an integral part of these audited financial statements.

3

FISION HOLDINGS, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(2,784,044)	$(2,234,621)
Adjustments to reconcile net loss to net cash provided by operating activities:
Common stock issued for services	1,042,812	649,855
Depreciation	23,671	23,655
Stock warrants issued for services	611,850	52,730
Changes in operating assets and liabilities (Increase) decrease in:
Accounts receivable	(19,250)	25,739
Other receivable	-	250,000
Prepaid expenses	-	92,149
Increase (decrease) in:
Accounts payable & accrued expenses	361,749	49,977
Net cash used in operating activities	(763,212)	(1,090,516)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(1,198)
Net cash used In investing activities	-	(1,198)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on note payable	-	-
Proceeds from note payable	430,921	982,182
Proceeds from related party notes	222,147	115,901
Repayments on line of credit	-	(65,459)
Proceeds from issuance of common stock	100,000	35,000
Net cash provided by financing activities	753,068	1,067,624

Net decrease in cash	(10,144)	(24,090)

Cash at beginning of year	13,068	37,158
Cash at end of year	$2,924	$13,068

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during period:
Interest	$-	$136
Franchise and income taxes	$-	$-
Noncash operating and financing activities:
Conversion of debt and accrued interest to common stock	$-	$1,159,551

The accompanying notes are an integral part of these audited financial statements.

4

FISION HOLDINGS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY

					Additional	Retained
	Preferred	Preferred	Common	Common	Paid in	Earnings
	Shares	Stock	Shares	Stock	Capital	(Deficit)	Total
Balance, December 31, 2012	-	-	11,499,789	11,500	1,092,681	(3,342,867)	(2,238,686)

Common stock issued for cash	-	-	70,000	70	34,930	-	35,000

Common sock issued for debt reduction	-	-	2,325,835	2,326	1,157,225	-	1,159,551
Common stock issued for services	-	-	1,454,685	1,454	648,909	-	650,363
Warrnants granted for services	-	-	-	-	52,222	-	52,222
Net loss	-	-	-	-	-	(2,234,621)	(2,234,621)
Balance, December 31, 2013	-	-	15,350,309	15,350	2,985,967	(5,577,488)	(2,576,171)

Common stock issued for cash	-	-	377,359	378	99,622	-	100,000
Stock issued for services	-	-	3,935,141	3,935	1,038,877	-	1,042,812
Warrnants granted for services	-	-	-	-	611,580	-	611,580
Net loss	-	-	-	-	-	(2,784,044)	(2,784,044)
Balance, December 31, 2014	-	-	19,662,809	19,663	4,736,046	(8,361,532)	(3,605,823)

The accompanying notes are an integral part of theses audited financial statements.

5

FISION HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Fision Holdings, Inc. (the "Company") was incorporated under the laws of the state of Minnesota and is in the business of unique automated marketing software which is "cloud" based. The Company has developed and successfully commercialized a unique cloud-based software platform which automates and integrates digital marketing assets and marketing communications, and accordingly "bridges the gap" between marketing and sales of an enterprise. The Company generates its revenues primarily from software licensing contracts typically having terms of one to three years and requiring monthly subscription fees based on the customer's number of users and locations where used. The Company's business model provides a predictable and recurring revenue stream for its licensed software allowing for recurring revenue of 79% and 78% for 2014 and 2013 respectively.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management's assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. During the year ended December 31, 2014, the Company may have had cash deposits that exceeded Federal Deposit Insurance Corporation ("FDIC") insurance limits. The Company maintains its cash balances at high quality financial institutions to mitigate this risk. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of six months or less when purchased to be cash equivalents. At December 31, 2014 and December 31, 2013, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB ASC 820 (the "Fair Value Topic") which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into six broad levels.

6

FISION HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company's assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company's financial assets and liabilities, such as cash, accounts receivable, accounts payable, accrued expenses, and notes payable approximate their fair value because of the short maturity of those instruments.

The Company had no assets and/or liabilities measured at fair value on a recurring basis at December 31, 2014 and 2013, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable related to the products and services sold are recorded at the time revenue is recognized, and are presented on the balance sheet net of allowance for doubtful accounts. The ultimate collection of the receivable may not be known for several months after services have been provided and billed.

The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, analyses of current and historical cash collections, and the aging of receivables. Delinquent accounts are written-off when the likelihood for collection is remote and/or when the Company believes collection efforts have been fully exhausted and the Company does not intend to devote any additional efforts in an attempt to collect the receivable. The Company adjusts their allowance for doubtful accounts balance on a quarterly basis.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of six (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

7

FISION HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company's long-lived assets are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company determined that there were no impairments of long-lived assets as of December 31, 2014 and December 31, 2013.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue is recognized in the period the services are provided over the contract period, normally one (1) to three (3) years. The Company invoices one-time startup costs, such as consolidating and uploading digital assets upon completion of those services. Monthly services, such as internet access to software as a service (SaaS), hosting and weekly backups are invoices monthly.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25") with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

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FISION HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments ("instruments") issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

For the years ended December 31, 2014 and 2013, there were 1,896,103 and 1,922,853 respectively, potentially dilutive securities not included in the calculation of weighted-average common shares outstanding since they would be anti-dilutive.

Research and Development

The company expenses all our research and development operations and activities as they occur. During the fiscal year ended December 31, 2014 we incurred total expenses of $198,913 for research and development, including $183,750 for internal development by our technology personnel and $15,163 for outsourced work by independent software developers. In comparison, during the fiscal year ended December 31, 2013 we incurred total expenses of $369,384 for research and development, including $279,775 for internal development and $89,609 for outsourced development. Development expenses were substantially lower in 2014 compared to 2013 because we completed development of our Fision software platform during 2014.

Recently issued accounting pronouncements

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations, and the Company's ability to raise additional capital as required.

9

FISION HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

At December 31, 2014 the Company had a working capital deficiency of approximately $9.6 million and an accumulated deficit of approximately $8.3 million. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Management intends to raise additional funds thru a private placement or thru the public process. Management believes that the actions presently being taken to further implement its business plan will enable the Company to continue as a going concern. While the Company believes in the viability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate funds.

NOTE 4 – ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2014 and December 31, 2013 consisted of the following:

	December 31, 2014	December 31, 2013
Accounts receivable	$65,929	$46,679
Less: Allowance for doubtful accounts	(10,000)	(10,000)
	$55,929	$36,679

NOTE 5 – PROPERTY AND EQUIPMENT

Fixed assets, stated at cost, less accumulated depreciation, consists of the following at December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
Equipment	$89,410	$89,410
Furniture & Fixtures	28,946	28,946
Less: Accumulated Depreciation	(96,726)	(73,055)
Net Fixed Assets	$21,630	$45,301

Depreciation expense

Depreciation expense for the years ended December 31, 2014 and 2013 was $23,671 and $23,655, respectively.

10

FISION HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – NOTES PAYABLE

At December 31, 2014, the Company has total of 16 notes agreements totaling $1,707,420 with interest rates up to 24%. At December 31, 2014, $1,652,420 of these notes were in default. These notes consist of the following:

•

The Company has entered into three (3) convertible notes payable totaling $300,000 and bear interest at 12%. The notes are automatically convert into the Company's equity securities sold on or prior to the maturity dated. All of these notes are in default at December 31, 2014.

•

The Company has entered into three (3) convertible notes payable totaling $125,000 and bear interest at 12%. These notes include warrants to purchase the Company's common stock at prices from $0.50 to $0.90 for five (5) years. The maximum number of warrants issued under the agreements total 75,201. These notes are in default at December 31, 2014.

•

The Company has entered into one (1) secured note payable totaling $800,000 with interest at 14%. At December 31, 2014 the note was in default. On December 28, 2015, the lender converted $650,000 into 1,000,000 shares of common stock. The remaining $150,000 debt matures June 16, 2016.

•	The Company has entered into ten (9) note agreements with interest rates up to 15% totaling $482,420. Of these notes $427,420 were in default at December 31, 2014.

NOTE 7 – COMMITMENTS & CONTINGENCIES

Lease

The Company currently occupies 4,427 square feet of office space in downtown Minneapolis Minnesota. Terms are on a month to month basis for $7,142 per month including utilities maintenance and cleaning. The Company. Total rent expense under this agreement was $65,623 and $82,940 for the years ended December 31, 2014 and 2013, respectively.

NOTE 8 – INCOME TAXES

At December 31, 2014 and 2013, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $3,830,000 and $2,093,000, for Federal and state purposes, respectively. The Federal carryforward expires in 2034 and the state carryforward expires in 2019. Given the Company's history of net operating losses, management has determined that it is more likely than not that the Company will not be able to realize the tax benefit of the carryforwards. Accordingly, the Company has not recognized a deferred tax asset for this benefit.

11

FISION HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

Effective January 1, 2007, the Company adopted FASB guidelines that address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This guidance also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2013 and 2012, the Company did not have a liability for unrecognized tax benefits, and no adjustment was required at adoption.

The Company's policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of December 31, 2014 and 2013, the Company has not accrued interest or penalties related to uncertain tax positions. Additionally, tax years 2011 through 2013 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize a deferred tax asset at that time.

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows:

	For the year ended	For the year ended
	December 31, 2014	December 31, 2014
Income tax at federal s statutory rate	34.0%	34.0%
Effects of permanate differences	(12.7)%	(10.0)%
Effect of state taxes (net of federal taxes)	4.0%	4.6%
Change in valuation allowance	(25.3)%	(28.6)%
	0.0%	0.0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

As of December 31, 2014 and 2013, the Company's only significant deferred income tax asset was a cumulative estimated net tax operating loss of $6,482,000 and $4,745,000, respectively that is available to offset future taxable income, if any, in future periods, subject to expiration and other limitations imposed by the Internal Revenue Service. Management has considered the Company's operating losses incurred to date and believes that a full valuation allowance against the deferred tax assets is required as of December 31, 2014 and 2013.

NOTE 9 – RELATED PARTY TRANSACTIONS

Employment Agreements

The Company has three employment agreements in effect with their chief executive officer, executive vice president and a third with their chief technology officer. The terms of the agreements include a base salaries of $35,000 per month in 2014 increasing to $43,333 per month January 1, 2015.

Loans

Included in notes payable are amounts due to officers and directors for advances. At December 31, 2014 and 2013, the amounts due related parities was $702,700 and $468,035, respectively.

12

FISION HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 10 – STOCKHOLDERS' EQUITY

The Company is authorized the issuance of 50,000,000 shares of common stock and 25,000,000 shares of preferred stock, both $0.001 par values per share. At December 31, 2014 and 2013, there were 19,662,809 and 15,350,309 outstanding shares of common stock and no outstanding shares of Preferred stock, respectively.

Common shares issued

During the year ended December 31, 2013, the Company issued 3,850,520 common shares. Of this amount 70,000 shares were issued for cash of $35,000, 2,325,835 shares were issued for a debt reduction of $1,159,551 and 1,454,685 shares were issued for services which were valued at approximately $650,000. The market price of the stock for services was determined to be the last amount the company raised money for which averaged $0.447 per share.

During the year ended December 31, 2014, the Company issued 4,312,500 shares of common stock. Of this amount 377,359 shares were issued for cash of $100,000 with 3,935,141 shares issued for services equaling $1,042,812. The price per shares in 2014 was determined to be $0.265.

Warrants

The Company has the following outstanding warrants to purchase the Company's common stock at December 31,

	Number of Shars	Exercise Price	Wewighted Average Exercise Price	Average Grant Date Fair Value
Balance at December 31, 2012	548,221	0.25 -1.00	0.75	0.08
Granted	3,264,500	0.25- 1.00	0.35	0.22
Forefieted/cancelled	(2,295,000)	0.48-0.50	(0.35)	(0.21)

Balance at December 31, 2013	1,517,721	.025-1.00	0.41	0.18
Granted	843,329	0.22-.078	0.36	0.09
Forefieted/cancelled	(43,500)	0.68-.0.78	0.75	(0.17)

Warrants issued with stock subscription	2,317,550	.025-1.00	0.39	0.15
Exercisable	2,274,550	.25-1.00	0.39	0.16

13

FISION HOLDINGS, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 11 – SUBSEQUENT EVENTS

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company plans to evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an eventual SEC filer, considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Subsequent to December 31, 2014, through to November 30, 2015, the Company sold shares of its common stock resulting in proceeds of $730,000.00 used for general working capital purposes. Additionally, debt holders in the company agreed to convert $2,565,243 of debt into common stock, effective upon the closing of a Reverse Take Over ("RTO") transaction with a public, reporting company.

On December 8, 2015 the Company entered into a reverse triangular merger transaction with FISION Corporation, (formerly DE Acquisition 6, Inc.) a Delaware corporation registered under the Securities Exchange Act of 1934 and accordingly making periodic public filings with the SEC. The Merger became effective on December 28, 2015 upon its filing with the Secretary of State of Minnesota, resulting in the shareholders of the Company (Fision Holdings, Inc.) converting all of their outstanding common shares into shares of common stock of FISION Corporation on a one-for-one basis, as well as all options, warrants and any other derivative securities of the Company being converted to equivalent derivative securities of FISION Corporation. Upon completion of the Merger, Fision Holdings, Inc. (the Minnesota corporation) became a wholly owned subsidiary of FISION Corporation (the public Delaware corporation) and the pre-Merger shareholders and holders of derivative securities of Fision Holdings, Inc. became the substantial majority holders of 94.5% of all post-Merger combined outstanding common shares plus common shares reserved for derivative securities of FISION Corporation.

NOTE 12 – CONCENTRATIONS

For the year ended December 31, 2014 four customers and for the year ended December 31, 2013 five customers each accounted for more than 10% of our revenues. Combined these customers represented slightly over 50% of the Company's revenue during each of 2013 and 2014. A significant reduction for any reason in the use of our software solutions by one or more of our major customers could harm our business materially.

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